Exhibit 10.24

Incentive Plan for

Home Office and Division

Employee Partners

2005

TABLE OF CONTENTS

Page
Introduction	3

Important Terminology	4-5

General Plan Policy and Procedures

Eligibility	6
Incentive Plan Guidelines	7
Administration	7-8
Schedule of Incentive Awards	8

Incentive Components

Home Office and Division Employee Partners
Financial Goals	9
Individual Performance Goals	9

Tables
1. Incentive Plans Summary Spreadsheet by group	10
2. ClubCorp Financial Goal Payout Scales	11
4. Division Financial and Membership Goal Scales	12
5. Individual Performance Goal Payout Scale	13
6. Individual Performance Definitions	14
7. Award Calculation Examples	15-16

INTRODUCTION

Congratulations on your participation in the Home Office and Division Employee Partner Incentive Plan. Your contributions are key to both your and the Company’s success. This is a comprehensive and competitive plan designed to use financial incentives to reward those who meet and exceed expectations and cause results.

The purpose of this plan is to support the critical goals of the Company by setting compensation targets that recognize levels of responsibility within the organization, consider external competitive factors and measure the caliber of performance as compared to pre-established and mutually agreed upon goals.

The plan focuses on the following:

•	Financial and Membership Goals (set at the beginning of each year):

•	ClubCorp EBITDA versus the Budgeted Goal

•	Division Financial Performance versus the Budget Goal

•	Division Net ID/Fee and/or Total Dues Income versus Budgeted Goal

•	Other specific defined goals based on area of responsibility

•	Individual Performance Goals (Subjective review of individual performance - goals set individually for each half of the year.)

(See Table 1 for Incentive Plans Summary Spreadsheet by Group for specific details.)

The Company is committed to providing competitive compensation that adheres to:

•	Total compensation programs that strengthen the relationship between pay and performance by emphasizing at-risk components of pay consisting of annual and long-term incentives.

•	At-risk components of pay to be dependant upon the successful achievement of specific financial and individual performance goals.

•	Base salaries to be targeted at the market median.

•	If desired results are achieved, total compensation to be paid at above market median levels

By working to impact these specific areas, you can contribute to your success, the success of your individual club and the Company, as well as increase your personal compensation.

IMPORTANT TERMINOLOGY

“Actual Eligible Earnings” - Base pay, vacation, jury duty and other categories for regular wages paid during an incentive period. It does not include incentive/bonus awards, relocation, or other pay not considered as part of regular wages.

“Annual” – Refers to a fiscal year.

“Award” - The incentive compensation paid (in cash) as a result of achievement from goals outlined in this plan.

“Base Pay Range” – The range serves as a guideline for each grade level and is determined based on the market base pay for a position within that level from minimum to maximum.

“Blue Chip” Plan – The performance objectives expected from the position.

“Company” - ClubCorp, Inc.

“EBITDA” – Earnings before Interest, Taxes, Depreciation and Amortization

“Employer” – Each affiliate, who is designated by the Operations Committee as an Employer under this plan.

“GOP” - Gross Operating Profit represents Total Operating Revenue of an entity or region less Total Operating Expenses as defined in the Company’s Statement of Operations.

“ID” – Initiation Deposits represent the initial payment required to purchase a membership at a club. An ID is typically refundable in 30 years, may or may not be transferable and is supported by a signed contract and application. ID numbers are based on net of refunds.

“IF” - Initiation Fees represent an initial payment required to purchase a membership at a club. Amounts are typically non-refundable and non-transferable.

“Incentive Period” - The period of time being measured for purposes of award determination.

“Incentive Plan” – The details outlined in this document, all tables and any amendments added from time to time, which supersede all prior compensation and incentive plans.

“Incentive Potential” - The amount equal to a percentage of base pay that is variable in nature and is awarded upon the achievement of financial goals measured annually and individual performance goals measured semi-annually.

“Individual Performance Goals” – Calculated based on 60% Blue Chips and 40% Leadership Competencies.

“Leadership Competencies” – Those leadership qualities that we expect to be modeled by all the leaders in our organization. (Applicable to supervisory positions and above.)

“Level” - A designation assigned to each Home Office and Division position based on a variety of different components of a position, i.e. responsibilities, accountabilities, level of impact to company, etc.

“Participant” - An Employee Partner of the Company or an Employer who is designated by the Operations Committee to become a participant in Incentive Plan program.

“Summary Plan Document” – (SPD) – A detailed document outlining the compensation plan for a specified position.

“Termination for cause” – Termination of employment related to violation of policy or policies of the Company or Employer. Includes engagement in any act involving willful dishonesty, disloyalty, or infidelity against the Company or Employer.

“Total Dues Added” – All dues earned by an entity, as defined in the Membership Sales Plan. Total Dues Added includes, Associate Gold Dues, Society Dues, Signature Gold, etc.

“Total Dues Income” – All dues earned by an entity as defined in the Company’s Statement of Operations. Total Dues Income includes Dues, Associate Gold Dues, Life & TAMS Dues Recognized and Society Net Income.

“Total Dues Lost” - All dues removed or resigned from entity, as defined in the Membership Sales Plan. Total Dues Lost includes loss of all dues categories.

GENERAL PLAN POLICY & PROCEDURES

Information contained in this plan and promises made by management do not constitute an implied or expressed contract or binding agreement between Employer and Employee Partner. The Operations Committee reserves the right to change, modify, alter or eliminate any incentive plan at any time. As of January 1, 2005, this Home Office and Division Employee Partner Incentive Plan supersedes all prior management compensation or incentive plan documents.

The Home Office and Division Employee Partner Incentive Plan is designed to encourage focus on the critical elements of the Home Office and Division positions and to recognize and reward company financial performance with unlimited incentive potential, as well as subjective individual performance incentive potential.

Eligibility

•	Home Office and Division Employee Partners can be participants in the Incentive Plan based on company grade level or otherwise appointed by the Operations Committee to be a participant in the ClubCorp Incentive Plan.

•	Termination of employment (voluntary or involuntary) before the end of the incentive period will result in forfeiture of any award.

•	All Home Office and Division Employee Partners who complete the incentive period will be eligible for awards unless terminated for cause.

•	If a Home Office or Division Employee Partner changes responsibilities during the year, the award for each plan will be calculated based on the actual eligible earnings as of the date of the change in each position.

•	Any Home Office or Division Employee Partners hired within 30 days of the end of an incentive period will not receive an award for that incentive period. Actual eligible earnings during this time period will be added to the next incentive period and considered with the following periods award calculation.

•	Awards will be calculated based on the actual eligible earnings in the position.

Incentive Plan Guidelines

BASE PAY	INCENTIVE POTENTIAL

The Incentive Plan is an additional amount paid based on a percentage of base pay. The actual award calculation will be determined based on the actual eligible earnings in the position for the given incentive period.

Each Home Office and Division Employee Partner’s position will have a grade level classification assigned. Home Office and Division positions will have guidelines for incentive potentials for each level based on the following table:

Incentive Targets *

Level 12+	50%+

Level 11	40%

Level 10	30%

Level 9	25%

Level 8	20%

Level 6 & 7	10%

*	Targets are only guidelines and only applicable for eligible positions

All participants in the Home Office and Division Employee Partner Incentive Plan will receive an Individual Compensation Worksheet to define their Incentive Plan and the goals associated.

Administration

Awards will be calculated based upon actual eligible earnings while in an eligible position and will consist of multiple components: achievement of financial, membership and/or other specific defined goals based on area of responsibility and individual performance goals.

Annual goals will be determined at the beginning of each fiscal year. Annual awards will be calculated following the completion of the fiscal year.

Individual Blue Chips will be established at the beginning of each six-month period. A performance review of the “Blue Chips” (60%), as well as the Leadership Competencies* (40%), will be completed and submitted following the review period to determine the award for the Individual Performance Goal.

*	Applicable to supervisory positions and above

Schedule of Incentive Awards

Incentives awards are paid:

•	Annually for the financial, membership and other specific defined goals based on area of responsibility.

•	Semiannually for the Individual Blue Chips and Leadership Competencies (paid following the first half of the year and with the annual award for second half of year.)

•	Based on actual eligible earnings in the position.

All incentive awards are subject to federal, state and local taxes required by law and elected contributions to the investment plans (if applicable) to be withheld when paid.

INCENTIVE COMPONENTS

The Home Office and Division Employee Partner Incentive Plan is divided between financial, membership and/or other specific defined goals based on area of responsibility and individual performance goals. The incentive award will be based on achievement of goals in each category. Each goal is separate (independent) and the ability to achieve an award in one category does not affect the ability to achieve an award in another category. See Table 1 for Incentive Plan Summary by Group details.

All goals will have a minimum threshold of performance to achieve any award and the financial and some membership goal(s) will have an unlimited ability to increase the award for overachievement. Individual performance results have the ability to achieve up to 120% of incentive potential. (See specific scales for details.)

Home Office and Division Employee Partners

Financial and Membership Goals (see Table 2.1 and Table 2.2)

•	All Home Office and Division Employee Partners will have one component of their Incentive Plan tied to the Budgeted ClubCorp EBITDA Goal set at the beginning of the fiscal year.

•	Division Employee Partners and some Home Office Employee Partners will have a component based on Division financial performance, membership targets and/or other specific defined goals based on area of responsibility.

•	Division Employee Partners and some Home Office Employee Partners may include a roll up of the division’s Net ID/Fee and/or Total Dues Income line as a component.

Individual Performance Goals (see Table 2.3)

Employee Partner Individual performance goals will be established twice a year and reviewed following each six-month period. This component comprises a portion of the annual Incentive Potential and the award (calculated based on actual eligible earnings) will be given following the six-month review.

The individual performance scores are calculated based on the two components below: (One score will be calculated based on each component score)

•	60% based on Blue Chip score

•	40% based on Leadership Competencies score *

(See Table 3.1 for Performance score definitions)

*	Applicable to supervisory positions and above

TABLE 1

INCENTIVE PLAN SUMMARY

BY GROUP

Group	ClubCorp EBITDA	Reporting Business Operating Unit		*Individual Performance
Operations Committee
CEO/President	100%
Other Ops Committee	60%			40%

SVP Operations	25%	40% **Div GOP + Div Overhead and Society	10% Div ID/Fees and/or Net Total Dues Income	25%

VP Operations/Sr Regional Managers	25%	40% **Div GOP + Div Overhead and Society	10% Div ID/Fees and/or Net Total Dues Income	25%

Managing Directors (International)	25%	40% Div GOP + Div Overhead	10% Div ID/Fees and/or Net Total Dues Income	25%

Director Financial Management and VP People Strategy	25%	25% **Div GOP + Div Overhead and Society	10% Div ID/Fees and/or Net Total Dues Income	40%

Divisional Staff - Dom	10%	40% **Div GOP + Div Overhead and Society	10% Div ID/Fees and/or Net Total Dues Income	40%

VP Membersip/Divisional Specialist, Membership/Sales	5%	10% Div GOP	60% Specific to area(s) of responsibility	25%
	10%	OR 15%	50%	25%

Regional Staff - Intl	10%	50%	Specific Targets	40%
			Defined by MD

Home Office Membership	20%	40%	Total Company Dues Added	40%
Home Office Staff	Grades 7-9 40%			60%

(Incentive Eligible Positions)	Grades 10-12 50%			50%

Club Managers - Dom		75%	Combination of GOP, ID & Fees, Total Dues Inc.	25%

Regional Club Managers - Dom		50%	Rollup of Reg GOP for specific clubs	50%

Club Managers - Intl		75%	Specific Targets Defined by MD	25%

Society Manager		75%	Budgeted Net Income & Net Dues	25%

*	Semi-Annual payout applies
**	Modified GOP scale used for Business and Sports clubs

TABLE 2.1

CLUBCORP EBITDA

PAYOUT SCALES

CLUBCORP EBITDA

% of Budget Achieved	Incentive Payout
Below 91%	0%
91%	5%
92%	10%
93%	20%
94%	30%
95%	40%
96%	48%
97%	56%
98%	64%
99%	72%
100%	80%
101%	84%
102%	88%
103%	92%
104%	96%
105%	100%
106%	105%
107%	110%
108%	115%
109%	120%
110%	125%
111%	130%
112%	135%
113%	140%
114%	145%
115%	150%

Unlimited Potential

TABLE 2.2

DIVISION FINANCIAL AND MEMBERSHIP

GOAL

PAYOUT SCALES

DIVISION GOP & NET ID/FEES		TOTAL DUES INCOME
% of Budget Achieved	Incentive Payout	% of Budget Achieved	Incentive Payout
Below 91%	0%	Below 91%	0%
91%	3%	91%	3%
92%	6%	92%	6%
93%	11%	93%	11%
94%	18%	94%	18%
95%	25%	95%	25%
96%	36%	96%	36%
97%	47%	97%	47%
98%	58%	98%	58%
99%	69%	99%	69%
100%	80%	100%	80%
101%	84%	101%	90%
102%	88%	102%	100%
103%	92%	103%	103%
104%	96%	104%	107%
105%	100%	105%	110%
106%	103%	106%	114%
107%	107%	107%	117%
108%	110%	108%	121%
109%	114%	109%	124%
110%	117%	110%	128%
111%	120%	111%	131%
112%	124%	112%	135%
113%	127%	113%	138%
114%	131%	114%	142%
115%	135%	115%	145%
116%	138%	116%	149%
117%	142%	117%	152%
118%	145%	118%	156%

Unlimited Potential for GOP and up to 125% of plan payout for Net ID/Fees		Unlimited Potential

TABLE 2.3

INDIVIDUAL PERFORMANCE GOAL

PAYOUT SCALES

2005 Individual Performance Scale
Rating	Payout %
Below 3.0	0%
3.0	10%
3.1	20%
3.2	30%
3.3	40%
3.4	50%
3.5	70%
3.6	72%
3.7	74%
3.8	76%
3.9	78%
4.0	80%
4.1	84%
4.2	88%
4.3	92%
4.4	96%
4.5	100%
4.6	104%
4.7	108%
4.8	112%
4.9	116%
5.0	120%

TABLE 3.1

INDIVIDUAL PERFORMANCE

RATING DEFINITIONS

Rating	Description
4.6 - 5.0 Exceeding Expectations.	Accomplishments are unique and superior to the standards for the position. Employee Partner has demonstrated consistent ability to go ‘above and beyond’ what is expected by creating new ideas and taking the initiative to implement, without direction, impact to areas outside immediate scope of responsibility. Has added new value to projects serves as a role model and leader for peers to use as a resource.

4.0 – 4.5 Meeting All Expectations.	Accomplishments demonstrate a sustained mastery of all facets of the position using good judgment and initiative, and producing outcomes that result in a high quality plan. Capable of additional responsibilities with minimal amount of supervision required. Could be recognized as a leader among others.

3.5-3.9 Meeting Most Expectations.	Accomplishes most objectives as outlined with acceptable quality and satisfactory outcomes. Doing a good job, and could require some additional development to achieve results of higher quality and innovation.

3.0-3.4 Meeting Minimum Expectations	Accomplishments meet some objectives with minimum acceptable quality and outcomes. Additional direction and development is required to improve performance in all areas of accountability to achieve acceptable expectations.

2.0–2.9 Below Expectations	Accomplishments meet some goals, but do not achieve the key requirements to reach minimal expectations. Additional effort is required to result in meeting expectations and improving beyond the minimum. Requires direct counseling and a detailed development plan for improvement. Failure to improve or correct the overall performance within the next review period will result in prompt termination of employment.

Below 2.0 Unsatisfactory	Has not accomplished any goals or objectives, even with close supervision. Failure to improve or correct the overall performance immediately will result in prompt termination of employment.

TABLE 4.1

INCENTIVE PLAN

AWARD CALCULATION EXAMPLES

Example #1 – Home Office Employee Partner Level 9

ClubCorp EBITDA Budget	ClubCorp EBITDA Actual
$200,000,000	$200,044,730

% Achievement of Budget: 100.0% equals 80% payout

Home Office Staff Base Pay	$80,000
Incentive Potential	25% of base

Annual Incentive Award Calculation:

EBITDA Achievement (40% of Incentive Potential)	$6,400
($8,000 * 80%)

Semi-Annual Incentive Award Calculation (60% of Incentive Potential):

Incentive Period Jan-Jun with:
Blue Chip score of 3.5 (60%) and Leadership Competencies score of 3.8 (40%) to equal a combined rating of 3.60 (rounded)	$4,320
($6,000 * 72%)
Incentive Period Jul-Dec with:
Blue Chip score of 3.9 (60%) and Leadership Competencies score of 4.1 (40%) to equal a combined rating of 4.0 (rounded)	$4,800
($6,000 * 80%)

Annual Total Compensation Earned	$95,520

(Example is assuming Home Office Employee Partner is a participant in the position for entire 12 months of annual incentive period, dollar amounts given are earned as actual eligible wages and normal rounding principles are applied.)

TABLE 4.2

INCENTIVE PLAN

AWARD CALCULATION EXAMPLES

Example #2 –Division Employee Partner

	GOP Budget	Net ID/Fee Budget	EBITDA Budget
	$10,900,000	$1,100,000	$160,964,000

	GOP Actual	Net ID/Fee Actual	EBITDA Actual
	$12,030,000	$1,140,700	$161,000,000

% Achievement of Budget:	110.4%	103.7%	100%
% Achievement Rounded to:	110.0%	104.0%	100%

Division Employee Partner Base Pay			$80,000
Incentive Potential			25% of base

Annual Incentive Award Calculation:

GOP Achievement (40% of Incentive Potential)			$9,360
($8,000 * 117%)
Net ID/Fee Achievement (10% of Incentive Potential)			$1,920
($2,000 * 96%)
ClubCorp EBITDA Achievement (10% of Incentive Potential)			$1,600
($2,000 * 80%)

Semi-Annual Incentive Award Calculation (40% of Incentive Potential):

Incentive Period Jan-Jun with:
Blue Chip score of 3.5 (60%) and Leadership Competencies score of 3.8 (40%) to equal a combined rating of 3.60 (rounded)			$2,880
($4,000 * 72%)

Incentive Period Jul-Dec with:
Blue Chip score of 3.9 (60%) and Leadership Competencies score of 4.1 (40%) to equal a combined rating of 4.0 (rounded)			$3,200
($4,000 * 80%)

Annual Total Compensation Earned			$98,960

(Example is assuming Division Employee Partner is a participant in the position for entire 12 months of annual incentive period, dollar amounts given are earned as actual eligible wages and normal rounding principles are applied.)